Exhibit 99.1

Zentrum Mikroelektronik Dresden AG,
Dresden, Germany
Consolidated Statement of Financial Position
as of December 31, 2014

ASSETS	Note	kEUR	kEUR
Non-current assets
Intangible assets
Concessions, industrial and similar rights, and licenses	14	763
Goodwill	15	168
Development assets	16	6,119
			7,050
Property, plant and equipment	17	7,231
			7,231
Investments and Loans	18
Loans to shareholder		11,498
			11,498
			25,779
Other assets		5
Deferred tax assets	13	4,122
			4,127
			29,906
Current assets
Inventories	19	18,203
			18,203
Receivables and other assets	20
Trade receivables		3,741
Other assets		2,030
			5,771
Cash and cash equivalents	21	4,199
			4,199
			28,173
			58,079

LIABILITIES AND EQUITY
	Note	kEUR	kEUR
Equity	22
Capital stock		15,750
Capital reserves		20,580
Retained earnings and net accumulated deficit		(2,734)
Translation adjustment		2,289
			35,885
Non-current liabilities
Other non-current provisions	23	303
Liabilities to banks	30	7,562
Liabilities from finance leases	24	1,549

			9.414
Current liabilities
Tax provisions	26	132
Other current provisions	23	4,448
Liabilities to banks	26	2,606
Payments received on account of orders		8
Trade payables	27	3,747
Liabilities from finance leases	24	1,061
Other current liabilities	25	778
			12,780

			58,079

Zentrum Mikroelektronik Dresden AG,
Dresden, Germany
Consolidated Statement of Profit or Loss
for the year ended December 31, 2014

	Note	kEUR	kEUR
Revenue	3	61,063
Changes in inventories of finished goods and work in progress	4	2,360
Other own work capitalized	5	2,361
Other operating income	6	3,138
Cost of materials	7
a) Cost of raw materials, consumables and supplies		-20,002
b) Cost of purchased services		-4,710
			-24,712
Personnel expenses	8
a) Wages and salaries		-23,984
b) Social security, post-employment costs and other employee benefits		-3,604
			-27,588
Amortization and impairments of intangible assets and depreciation and impairments of property, plant and equipment	9	-4,261
Other operating expenses	10	-12,935
Result from ordinary activities			-574
Investment income		452
Other interest and similar income		3
Profit from joint ventures	11	128
Interest and similar expenses	12	-365
Loss before taxes			-356
Income taxes	13		-10
Consolidated loss for the period			-366

Zentrum Mikroelektronik Dresden AG,
Dresden, Germany
Consolidated Statement of Comprehensive Loss
for the year ended December 31, 2014

kEUR
Loss for the year	-366
Currency translation effects[1]	-190
Total comprehensive loss for year	-556
Consolidated loss attributable to
– Owners of the ZMDI-Group	-366
Total comprehensive loss attributable to
– Owners of the ZMDI-Group	-556
___________________________

1 Items that may be reclassified subsequently to profit of loss

Zentrum Mikroelektronik Dresden AG,
Dresden, Germany
Consolidated Statement of Changes in Equity
for the year ended December 31, 2014

	Capital stock	Capital reserves	Retained earnings and net accumulated deficit	Translation adjustment	Total equity
	kEUR	kEUR	kEUR	kEUR	kEUR
Balance at January 1, 2014	15,750	28,480	-6,241	2,479	40,468
Loss for the year	—	—	-366	—	-366
Net income directly recognized in equity	—	—	—	—	—
Currency translation effects	—	—	—	-190	-190
Total comprehensive loss for the financial year	—	—	-366	-190	-556
Payment of dividends	—	-2,000	—	—	-2,000
Buy-back of own shares	—	-2,027	—	—	-2,027
Withdrawal from capital reserves	—	-3,873	3,873	—	—
Balance at December 31, 2014	15,750	20,580	-2,734	2,289	35,885

Zentrum Mikroelektronik Dresden AG,
Dresden, Germany
Statement of Consolidated Cash Flows
for the year ended December 31, 2014

	Note	2014
	32	kEUR
Consolidated loss for the period		-366
Adjustments for: Income tax expense recognized in profit or loss		10
Income taxes received		11
Depreciation, impairment and amortization		4,261
Financial result		-218
Change in inventories		-1,237
Change in trade receivables		3,252
Change in trade payables		-3,580
Change in other current and non-current assets and liabilities		-36
Other non-cash transactions		-22
Cash flows from operating activities		2,075
Purchases of intangible assets		-2,528
Proceeds from sale of property, plant and equipment		1,182
Purchases of property, plant and equipment		-2,172
Net cash inflow on acquisition		4
Dividends received		265
Interest received		3
Cash flows used in investing activities		-3,246
Payment for buy-back of shares		-2,027
Dividends paid to owners of the company		-2,000
Proceeds from borrowings		6,000
Repayment of borrowings		-2,349
Interest paid		-502
Cash flows used in financing activities		-878
Change in cash and cash equivalents		-2,049
Exchange-rate changes in cash and cash equivalents		-182
Liquid funds at the beginning of the year		6,139
Liquid funds at the end of the year		3,908

Notes to the consolidated financial statements for the year ended December 31, 2014
1.    General information

Zentrum Mikroelektronik Dresden AG (“ZMD AG” or “ZMDI”), is based in 01109 Dresden/Germany, Grenzstraße 28. It is registered at the Commercial Register of Dresden, Germany, under registration number HRB No. 19166. ZMDI's primary business activities consist in the development, production, marketing and sale of micro-electronic components and devices as well as all therewith related activities.

ZMD AG has exercised the option under Sec. 315a (3) German Commercial Law (“HGB”) and prepared its consolidated financial statements in compliance with the International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). No consolidated financial statements under German commercial law were thus prepared.

The consolidated financial statements for the financial year 2014 were authorized for issue by the Executive Management Board on 22 January, 2016.

a)	Group of consolidated entities and subsidiaries
The group of consolidated entities (the “Group”) includes all companies over which ZMD AG has direct or indirect control.

In accordance with IFRS 10, Consolidated Financial Statements, control is achieved when ZMDI:

•	has power over the investee;

•	is exposed, or has rights, to variable returns from its involvement with the investee; and

•	has the ability to use its power to affect its returns.

ZMD AG reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control listed above.

Consolidation of a subsidiary begins when ZMDI obtains control over the subsidiary and ceases when ZMD AG loses control of the subsidiary. Specifically, income and expenses of a subsidiary acquired or disposed of during the year are included in the consolidated statement of profit or loss and comprehensive income from the date ZMDI gains control until the date when ZMD AG ceases control the subsidiary.

On balance sheet date, the consolidated financial statements comprise Zentrum Mikroelektronik Dresden AG, Dresden/Germany, and five foreign subsidiaries that were fully consolidated.

In addition to ZMD AG, the Group comprises the following subsidiaries:
ZMD America Inc.
The main business activity of ZMD America Inc., Santa Clara, U.S. (hereafter referred to as "ZMDA"), comprises the sales support and after-sales services. The company maintains sales offices in Milpitas (California) and Pocatello (Idaho). The company is a wholly-owned subsidiary of ZMD AG.
ZMD Eastern Europe EOOD
In February 2008, ZMD AG established a subsidiary in Varna, Bulgaria with the aim to further expand its development activities. The subsidiary also maintains a second site in Sofia. The company is a wholly-owned subsidiary of ZMD AG.

ZMD Fareast Ltd.

ZMD Fareast Ltd., Hong Kong, was established in the first Quarter of 2007. The purpose of the company is to acquire and hold business shares. Furthermore, in 2013, the business activity of ZMD Fareast Ltd. was expanded to sales and marketing services to be provided for the Asian market. The company is a wholly-owned subsidiary of ZMD AG.
Senterra Ltd.

In the first quarter of 2007, ZMD Fareast Ltd. and Vapor Technologies Ltd. established a joint venture named Senterra Ltd. Through the purchase contract dated September 9, 2014 ZMD Fareast Ltd. purchased 50 % of the shares and voting interests that were held by Vapor Technologies Ltd. With effect from September 9, 2014 ZMD Fareast Ltd. now owns 100 % of Senterra Ltd. The purchase price of the remaining 50% of the shares amounted to kUSD 350 (kEUR 265) and was paid by ZMD Fareast Ltd. through assigning its Senterra dividend receivable to Vapor Technologies Ltd., which was paid through Senterra’s pre-acquisition cash and cash equivalents balance. Subsequent to the cash payment, the net cash and cash equivalents acquired through the acquisition was kEur 269.

Senterra Ltd. is therefore a wholly-owned subsidiary of ZMD AG.

With the sites in Taipei, Taiwan and Shenzhen, PR China (site of the wholly-owned subsidiary Shenteran Ltd.), ZMD AG strengthens its international sales activities via the investment in Senterra Ltd. The improved customer proximity allows a more intensive market handling in the Asian market.

The identifiable assets acquired and liabilities assumed were measured at their acquisition-date fair values. The excess of the sum of the consideration transferred measured at fair value (i.e. purchase price) and the acquisition-date fair value of the previously held equity interest in the acquiree over the net of the acquisition-date amounts of the identifiable assets acquired and the liabilities assumed was recognized as goodwill amounting to kEUR 168.

This goodwill primarily reflects the significantly improved access to the Chinese market and the associated potential for growth that is of strategic importance.

For tax purposes, goodwill is not deductible.

At the acquisition-date, the identifiable assets acquired and liabilities assumed were recognized at their fair values as follows:

•	Property, plant and equipment: kEUR 10

•	Inventories: kEUR 525

•	Cash and cash equivalents: kEUR 269

•	Other current assets: kEUR 731

•	Trade payables: kEUR 1,270

•	Other current liabilities: kEUR 71
The other current assets primarily consist of trade receivables.

Immediately prior to the acquisition the fair value of ZMD Fareast’s equity share amounted to kEUR 97.

Within the consolidated income statement a loss amounting to kEUR 58 has been recognized from Senterra Ltd. since the acquisition-date.

If the acquisition had taken place on January 1, 2014, the ZMDI’s net loss for the year would have amounted to kEUR -238 instead of kEUR -366 as recognized in the financial statements.
Shenteran Ltd.
As part of the acquisition of Senterra Ltd. ZMD AG gained control over Shenteran Ltd.. Shenteran Ltd.’s sole business is the distribution of ZMDI products to local Chinese customers.

The overview of the group of consolidated entities is presented in the following list of shareholdings:

Country	Name and location of the company	Principal activity	Consolidation status	Capital share as of Dec. 31, 2014
				%
Group of consolidated entities
a) Germany	Zentrum Mikroelektronik Dresden AG, Dresden (parent company)
b) Abroad
U.S.	ZMD America Inc., Santa Clara	sales support and marketing service	V	100,0
Hong Kong	ZMD Fareast Ltd.	sales support and investment in Senterra Ltd.	V	100,0
Bulgaria	ZMD Eastern Europe EOOD, Varna	development activities	V	100,0
Hong Kong	Senterra Ltd.	sales service	V	100,0
China	Shenteran Ltd., Shenzhen	sales service	V	100,0

V: The companies marked with V were included by way of full consolidation.
The equity of the foreign companies was translated into EUR at the USD exchange rate (1.2155), the Lew exchange rate (1.9558) and the HKD exchange rate (9.4260) in effect on balance sheet date. The annual result was translated at the USD average rate (1.3285), the Lew average rate (1.9558) and the HKD average rate (10.3025).

b)	Consolidation principles
The sets of financial statements of the companies included in the consolidated financial statements are prepared as of the balance sheet date of the Group.

The results of the subsidiaries acquired or sold in the course of the year were disclosed within the Group's statement of profit or loss as of the effective date of acquisition or up to the effective date of disposal.

In case of acquisitions or establishments of companies, the capital is consolidated using the acquisition method as of the acquisition-date. Positive differences on capital consolidation are recognized as goodwill, if no identified assets have been allocated to the residual value. Goodwill is not amortized but subject to an impairment test at least once a year or more frequently where there are indicators of impairment.

All intragroup assets and liabilities, equity and income, expenses and cash flows relating to transactions between members of the Group are eliminated in full on consolidation.

The sets of financial statements of the companies included were adjusted to the uniform accounting policies on Group level.

c) Investments in joint ventures

A joint venture is a joint arrangement whereby the parties that have joint control over the arrangement have rights to the net assets of the joint arrangement. Joint control is the contractually agreed sharing of control of an arrangement, which exists only when decisions about the relevant activities require unanimous consent of the parties sharing control.

The results and assets and liabilities of the joint venture are incorporated in these consolidated financial statements using the equity method of accounting, except when the investment, or a portion thereof, is classified as held for sale, in which case it is accounted for in accordance with IFRS 5, Non-current Assets Held for Sale and Discontinued Operations.

Under the equity method, an investment in a joint venture is initially recognized in the consolidated statement of financial position at cost and adjusted thereafter to recognize the Group's share of the profit or loss and other comprehensive income of the associate or joint venture. When the Group's share of losses of a joint venture exceeds the Group's interest in that joint venture (which includes any long-term interests that, in substance, form part of the Group's net investment in the joint venture), the Group discontinues recognizing its share of further losses. Additional losses are recognized only to the extent that the Group has incurred legal or constructive obligations or made payments on behalf of the joint venture.

An investment in a joint venture is accounted for using the equity method from the date on which the investee becomes a joint venture. On acquisition of the investment in a joint venture, any excess of the cost of the investment over the Group's share of the net fair value of the identifiable assets and liabilities of the investee is recognized as goodwill, which is included within the carrying amount of the investment. Any excess of the Group's share of the net fair value of the identifiable assets and liabilities over the cost of the investment, after reassessment, is recognized immediately in profit or loss in the period in which the investment is acquired.

Until August 31, 2014, the investment in Senterra Ltd. was classified as joint venture and accounted for using the equity method according to IFRS 11, Joint Arrangements. With effect from September 1, 2014, ZMD Fareast Ltd. purchased the 50% of the shares that were hold by Vapor Technologies Ltd. ZMDI therefore achieved control over Senterra Ltd. that is now a wholly-owned subsidiary of ZMD AG.

d)	Currency translation
Within the sets of financial statements prepared by the consolidated companies in local currency, transactions denominated in foreign currencies are translated at the rate in effect as at the date of initial recognition. At the end of each reporting period, monetary items denominated in foreign currencies are retranslated at the rates prevailing at that date. Non-monetary items carried at fair value that are denominated in foreign currencies are retranslated at the rates prevailing when the fair value was determined. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated. Exchange gains or losses are recognized through profit or loss and are disclosed under the other operating income and expenses, respectively.

The sets of financial statements prepared in foreign currencies are translated into Euro in line with the functional currency concept. Assets and liabilities are translated at the rate in effect on balance sheet date. The equity is translated at historical rates. The thereof arising translation differences are recognized directly in equity and are disclosed under a separate item. Expenses and income are translated at average rates.

In relation to the EUR, the exchange rates underlying the currency translation are as follows:

Currency	Exchange rate on balance sheet date Dec. 31, 2014	Average rate 2014
USD	1.2155	1.3285
HKD	9.4260	10.3025
Lew	1.9558	1.9558

2.    Accounting policies

a)	Basis of presentation
The consolidated financial statements were prepared based on going concern and historical costs, unless otherwise specified.

The consolidated financial statements have been prepared solely for the purpose of meeting the requirements of the United States Securities and Exchange Commission reporting requirements in connection with the acquisition of ZMDI by Integrated Device Technology, Inc. Please refer to Note 33 for further discussion of the acquisition. Rule 3-05 of the United States Securities and Exchange Commission Regulation S-X does not require comparative financial statements. Accordingly no comparative financial information is presented.

Except for the omission of comparative financial information as discussed in the preceding paragraph, the consolidated financial statements of ZMD AG and its subsidiaries are prepared according to the applicable IFRS and the interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”) as issued by the International Accounting Standards Board (“IASB”). Since neither shares nor debt securities of ZMD AG are publicly traded or their trade was initiated, ZMDI is not required to present segment information and disclose the earnings per share.

The reporting currency is Euro. As used in this report, “Euro”, “EUR” and “€” refer to the lawful currency of the Federal Republic of Germany and other participating member states of the European Union. If not otherwise stated, the amounts are indicated in thousand euros (“kEUR”). The consolidated financial statements cover the reporting period from January 1 to December 31, 2014.
b)     Applied accounting policies
Assets and liabilities are assigned to (a) current or (b) non-current assets and liabilities, if it is expected that they will be realized or fulfilled (a) within twelve months or (b) more than twelve months after the balance sheet date.
Estimates and assumptions

Estimates and assumptions that are made when preparing the consolidated IFRS financial statements take into account management judgments which affect the amount and disclosure of accounted assets and liabilities, income, and expenses. Material assumptions and estimations are made in particular for useful lives, the realizable income from intangible assets and property, plant and equipment, the collectability of receivables, the recognition of deferred taxes on loss carry forwards, the measurement of completed government grant development services, as well as the accounting and measurement of provisions. The assumptions and estimates are re-evaluated on a regular basis and are based on past experiences as well as most current available data reflecting prevailing circumstances. If actual assumptions and estimates differ from original assumptions and estimates, the thus arising actual amounts may also differ from the originally made estimations.

Changes in estimates are recognized in the period in which the estimates are revised. If the revised estimates affect both current and future periods, they are recognized in the period in which the estimates were changed as well as future periods.
Discretionary decisions when applying the accounting policies:

A number of accounting policy election decisions have to be made within the scope of the preparation of financial statements. Intangible assets as well as property, plant and equipment are recognized at historical cost, instead of the option to recognize those items at fair value.

The development of the individual non-current assets during the fiscal year, including amortization and depreciation, is presented in the respective footnotes.
Intangible assets

With the exception of goodwill, intangible assets are measured at cost less amortization and impairment losses in accordance with IAS 38, Intangible Assets. They include concessions, industrial rights and similar rights and assets as well as licenses in such rights and assets, which are amortized on a straight-line basis over the economic useful life of three to ten years.

Development work costs are capitalized if a newly developed product or process can be clearly defined, the technical feasibility is on hand and the product or process is intended for own use or commercialization. Furthermore, the capitalization requires that, with sufficient probability, the development costs will be covered through future cash inflows and the cost can be measured reliably. Capitalized development costs are depreciated on a straight-line basis over an expected useful life of three to four years. Research costs are recorded as expense in accordance with IAS 38, Intangible Assets.

Goodwill is not amortized. In order to assess the recoverability of goodwill, the goodwill is allocated to a cash generating unit (“CGU”) and is subject to an impairment test, performed as of balance sheet date.

The recoverability is determined by means of the current planning documents. An impairment loss is recorded for the goodwill if the carrying amount of the CGU exceeds the recoverable amount of this unit. The recoverable amount is the higher of fair value less costs of disposal and the value in use of the CGU. An impairment is recognized as expense within the statement of profit or loss.
Property, plant and equipment

Property, plant and equipment (PP&E) is measured at cost less and depreciated over its estimated life. Where applicable, impairments reduce the cost basis.

Depreciation is made on a straight-line basis and reflects the use of the future economic benefits over the asset’s useful life.
The following table provides an overview of the useful lives of the single PP&E items:

Years
Technical equipment and machinery	7 to 10
Other equipment	7 to 10
Operating and office equipment	3 to 10

If the carrying amount exceeds the recoverable amount, an impairment loss is recognized in accordance with IAS 36, Impairment of Assets.

According to IAS 23, Borrowing Costs, borrowing costs that can be directly assigned to the acquisition, the construction and the production of an asset, are capitalized as costs of this asset. Other borrowing costs are recognized as expense.
Government grants

Government grants are not recognized until there is reasonable assurance that the Group will comply with the conditions attaching to them and that the grants will be received.

Government grants are recognized in profit or loss on a systematic basis over the periods in which the Group recognizes as expenses the related costs for which the grants are intended to compensate.

Government grants that are receivable as compensation for expenses or losses already incurred or for the purpose of giving immediate financial support to the Group with no future related costs are recognized in profit or loss in the period in which they become receivable.
Leases

When using rented PP&E, the prerequisites for a finance lease are met if substantially all the risks and benefits connected with the ownership are transferred to ZMDI.

Assets held within the scope of a finance lease are initially recognized as Group asset with their fair value at the beginning of the lease or, if lower, with the present value of the minimum lease payments. The respective liability to the lessor is recognized within the balance sheet as a commitment from finance leases.

The lease payments are apportioned to the interest expenses and the repayment of the lease liability such that a constant payment of interest for the remaining liability is achieved. Interest expenses are directly recognized in the statement of profit or loss, except when they can be clearly assigned to a qualifying asset. Contingent lease payments are expenses in the period in which they arise.

Rental payments from operating leases are recognized as an expense on a straight-line basis over the lease term, unless another systematic basis is better reflecting the economic useful life for the lessee. Contingent rental payments within the scope of an operating lease are expensed in the period in which they incur.
Financial instruments

Financial instruments are contracts that give rise to a financial asset of one entity and a financial liability or equity instrument of another entity. Financial assets and financial liabilities are recognized when a group entity becomes a party to the contractual provisions of the instruments.

Financial assets and financial liabilities are initially measured at fair value. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities at fair value through profit or loss) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition.

Financial assets

The financial assets of the Group primarily include financial investments, receivables from banks, trade receivables, marketable securities, cash and cash equivalents.

Financial assets are classified as follows:

a)	Financial assets measured at fair value through profit or loss,

b)	Financial assets held-for-sale,

c)	Loans and receivables

The classification of a financial asset or a financial liability is determined at the time of initial recognition.

Financial assets measured at fair value through profit or loss

Financial assets are measured at fair value through profit or loss if they are either held for trading purposes or are voluntarily measured at fair value through profit or loss.

Financial assets held-for-trading are financial assets that were primarily acquired for realizing a profit from short-term price and/or rate fluctuations.

The Group does not hold any financial assets measured at fair value through profit or loss.

Financial assets held-for-sale

Group assets that are traded in an active market and are classified as financial assets held-for-sale are measured at fair value. Unrealized gains and losses from changed market values are directly recognized in other comprehensive income.

The Group does not hold any financial assets categorized as held-for-sale.

Loans and receivables

Trade receivables, loans and other receivables with fixed or determinable payments that are not listed on an active market are classified as "Loans and receivables".

Loans and receivables are initially recognized at fair value plus transaction costs and subsequently measured at amortized cost using the effective interest method, less any impairment. Interest income is recognized by applying the effective interest rate, except for current receivables when the interest effect is immaterial.

The criteria that lead to an impairment of trade receivables relate to the default probability of the receivable and the expected reliability of the customer. The fair value thus corresponds to the balance sheet value on reporting date.

Effective interest rate method

The effective interest method is a method of calculating the amortized cost of a debt instrument and of allocating interest income over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash receipts (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the debt instrument, or, where appropriate, a shorter period, to the net carrying amount on initial recognition.

Impairment of financial assets

Financial assets, other than those that are recognized at fair value through profit or loss, are assessed for indicators of impairment at the end of each reporting period. Financial assets are considered to be impaired when there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows of the investment have been affected.

For financial assets carried at amortised cost, the amount of the impairment loss recognized is the difference between the asset’s carrying amount and the present value of the estimated future cash flows, discounted at the financial asset’s original effective interest rate.

For financial assets that are carried at cost, the amount of the impairment loss is measured as the difference between the asset`s carrying amount and the present value of the estimated future cash flows discounted at the current market rate of return for a similar financial asset. Such impairment loss will not be reversed in subsequent periods.
Derecognition of financial assets
The Group derecognizes a financial asset when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another party. If the Group neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the Group recognizes its retained interest in the asset and an associated liability for amounts it may have to pay. If the Group retains substantially all the risks and rewards of ownership of a transferred financial asset, the Group continues to recognize the financial asset and also recognizes a collateralized borrowing for the proceeds received.

On derecognition of a financial asset in its entirety, the difference between the asset’s carrying amount and the sum of the consideration received and receivable and the cumulative gain or loss that has been recognized in other comprehensive income and accumulated in equity is recognized in profit or loss.

On derecognition of a financial asset other than in its entirety, the Group allocated the previous carrying amount of the financial asset between the part it continues to recognize under continuing involvement, and the part it no longer recognized on the basis of the relative fair values of those parts on the date of the transfer. The difference between the carrying amount allocated to the part that is no longer recognized and the sum of the consideration received for the part no longer recognized and any cumulative gain or loss allocated to it that had been recognized in other comprehensive income is recognized in profit or loss. A cumulative gain or loss that had been recognized in other comprehensive income is allocated between the part that continues to be recognized and the part that is no longer recognized on the basis of the relative fair values of those parts.
Financial liabilities
The Group’s financial liabilities primarily comprise liabilities to banks, trade payables as well as liabilities from finance leases.
Financial liabilities are either classified as financial liabilities measured at fair value through profit or loss or as other financial liabilities.
Financial liabilities measured at fair value through profit or loss
Financial liabilities are measured at fair value through profit or loss if they are either held for trading purposes or are voluntarily measured at fair value through profit or loss. The Group does not have any financial liabilities measured at fair value through profit or loss.
Other financial liabilities
Other financial liabilities, including loans, are initially recorded at fair value plus transaction costs and subsequently measured at amortized cost using the effective interest method.

The effective interest method is a method of calculating the amortised cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial liability, or, where appropriate a shorter period, to the net carrying amount on initial recognition.

The Group derecognizes financial liabilities when the Group’s obligations are discharged, cancelled or they expire. The difference between the carrying amount of the financial liability recognized and the consideration paid and payable is recognized in profit or loss.

Fair value measurement

The fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

In addition, for financial reporting purposes, fair value measurements are categorized into Level 1, 2 or 3 based on the degree to which the inputs to the fair value measurements are observable and the significance of the inputs to the fair value measurement in its entirety, which are described as follows:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date;

•	Level 2 inputs are inputs, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly; and

•	Level 3 inputs are unobservable inputs for the asset or liability.

The fair values of the financial assets and financial liabilities included in the level 2 and level 3 categories above have been determined in accordance with generally accepted pricing models based on a discounted cash flow analysis, with the most significant input being the discount rate that reflects the credit risk of counterparties.

The following table compares the fair values and the carrying amounts of the financial assets and liabilities.

The non-current financial assets include the loans to shareholders (kEUR 11,498). The fair value have been determined in accordance with generally accepted pricing models based on a discounted cash flow analysis, with the most significant inputs being the discount rate that reflects the credit risk of the counterparty.

The non-current financial liabilities include the liabilities from bank loans (kEUR 7,562) and finance leases (kEUR 1,549). After comparison with the current market interest rates, the fair value of these liabilities corresponds to the carrying amount of the liabilities as at December 31, 2014.
For financial instruments such as short-term trade receivables and payables, the carrying amount is a reasonable approximation of the fair value.

Dec. 31, 2014
Financial assets	Level	Fair Value		Carrying amounts				Balance sheet values
			Cash and cash equivalents	Loans and receivables	Derivative financial instruments	Assets held-for-sale	Trade securities	Total carrying amounts
Cash and cash equivalents	n/a	4,199	4,199	—	—	—	—	4,199
Trade receivables	n/a	3,741	—	3,741	—	—	—	3,741
Other current assets	n/a	2,030	—	2,030	—	—	—	2,030
Non-current financial assets	2	12,220	—	11,498	—	—	—	11,498
Total		22,190	4,199	17,269	—	—	—	21,468

Dec. 31, 2014
Financial liabilities	Level	Fair Value		Carrying amounts		Balance sheet values
			Other liabilities	Derivative financial instruments	outside of IAS 39	Total carrying amounts
Current financial liabilities	n/a	3,668	2,606	—	1,061	3,668
Trade payables	n/a	3,747	3,747	—	—	3,747
Other current liabilities	n/a	918	918	—	—	918
Non-current financial liabilities	2	9,111	7,562	—	1,549	9,111
Total		17,444	14,833	—	2,610	17,444

Current Taxes

The tax currently payable is based on taxable profit for the year. Taxable profit differs from net profit as reported in the income statement because it excludes items of income or expense that are taxable or deductible in other years and it further excludes items that are never taxable or deductible. The group’s tax liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred Taxes

In accordance with IAS 12, Income Taxes, deferred taxes are recognized on all temporary differences between the carrying amounts of assets and liabilities in the consolidated financial statements and the corresponding tax bases. Deferred tax liabilities are generally recognized for all taxable differences. Deferred tax assets are generally recognized for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those temporary differences can be utilized. In addition, deferred taxes from existing tax losses carried forward must be recognized if it can be expected that these can be used with sufficient probability.

Deferred tax assets and/or deferred tax liabilities are made in the amount of the assumed tax burden and/or tax relief of following financial years based on the tax rate valid as of the date of realization. Deferred tax assets and deferred tax liabilities are offset if they relate to income tax of the same entity/tax consolidated group levied by the same taxation authority.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.
Current and deferred tax for the year

Current and deferred tax are recognised in profit or loss, except when they relate to items that are recognised in other comprehensive income or directly in equity, in which case, the current and deferred tax are also recognised in other comprehensive income or directly in equity respectively. Where current tax or deferred tax arises from the initial accounting for a business combination, the tax effect is included in the accounting for business combination
Inventories

Inventories consisting of finished goods and work in progress are measured at the lower of cost or net realizable values. The net realizable value is the estimated sales price of the inventories less the estimated costs required for completion and necessary for the sale of the product. The historical costs include direct costs plus proportional allocation of overheads. Interest incurred from borrowing is considered when measuring construction contracts in accordance with IAS 23, Borrowing Costs. Raw materials, consumables and supplies are measured at moving average prices.

Allowances on inventories are made if the costs exceed the expected net residual realizable value.
Provisions

All contingencies identifiable on the balance sheet date were taken into account when measuring each specific provision. Provisions are recognized when the Group has a present obligation (legal or constructive) as a result of a past event, the settlement of which is expected to result in an outflow of resources. The non-current share of provisions is measured at discounted anticipated settlement value.
Revenue

Revenue is recognized when the significant risks and rewards of ownership are transferred to the buyer, the amount of revenue can be measured reliably and its payment is probable. Revenue is disclosed net of cash discounts, trade discounts and rebates.
Share-based payments

For cash-settled share-based payments to employees, a liability is recognized for the goods or services acquired, measured initially at the fair value of the liability. At the end of each reporting period until the liability is settled, and at the date of settlement, the fair value of the liability is remeasured, with any changes in fair value recognized in profit or loss for the year.

Statement of profit or loss

The statement of profit or loss was prepared according to the nature-of-expense method.

c)	Impacts of new and changed accounting standards
The following new and changed standards were applied when preparing the consolidated financial statements. They had no material impact on this year's consolidated financial statements but may affect the accounting of future transactions or agreements:

•	Amendments to IAS 32 Offsetting Rules and Disclosure Requirements (applicable for financial years starting on or after January 1, 2014)

The amendments to IAS 32 clarify some rules on the offsetting of financial assets and financial liabilities within the balance sheet, under which a company only offsets a financial asset in the balance sheet against a financial liability, if, at present, a legally enforceable claim for offsetting exists and if it is furthermore intended to settle the offset items or to settle both balance sheet items simultaneously. The revised regulations further clarify that gross offsetting mechanisms are equal to the net offsetting and thus comply with the IAS 32 criteria. There is no material impact on the consolidated financial statements of ZMD AG.

•	Amendments to IAS 36 Recoverable Amount for Non-Financial Assets (applicable for financial years starting on or after January 1, 2014)

The amendment to IAS 36 requires additional disclosures in case an impairment loss was actually recognized and the recoverable amount was determined on the basis of a fair value. In this context, there is no material impact on the consolidated financial statements of ZMD AG.

•	Amendments to IAS 39 Continuation of Hedge Accounting Despite Novation of Derivatives (applicable for financial years starting on or after January 1, 2014)

The amendment to IAS 39 primarily provides relief from the requirement to discontinue hedge accounting, when a derivative designated as a hedging instrument is novated under certain circumstances. There is no material impact on the consolidated financial statements of ZMD AG.

•	Amendments to IFRS 10, IFRS 12 and IAS 27 Investment Entities (applicable for financial years starting on or after January 1, 2014)

This amendment provides an exception to the consolidation requirements in IFRS 10 and requires investment entities to measure particular subsidiaries at fair value through profit or loss, rather than consolidate them. It has no material impact on the consolidated financial statements of ZMD AG.

•	IFRIC 21 Levies - Recognition of a Liability for a Levy Imposed by a Government (applicable for financial years starting on or after January 1, 2014)

IFRIC 21 addresses the issue as to when to recognize a liability to pay a levy imposed by a government. The interpretation does not have a material impact on the consolidated financial statements of ZMD AG.

The Group has not early adopted the following new and revised standards and interpretations which were approved but are not yet applicable:

•	Annual Improvements to IFRSs 2010-2012 Cycle

The amendments address the following issues: IFRS 2 (Definition of 'vesting condition'), IFRS 3 (Accounting for contingent consideration in a business combination), IFRS 8 (Aggregation of operating segments), IFRS 8 (Reconciliation of the total of the reportable segments' assets to the entity's assets), IFRS 13 (Short-term receivables and payables), IAS 7 (Interest paid that is capitalized), IAS 16/IAS 38 (Revaluation method - proportionate restatement of accumulated depreciation), and IAS 24 (Key management personnel). These amendments consist mainly of editorial changes to existing standards. The amendments are effective for annual periods beginning on or after 1 July 2014.

•	Annual Improvements to IFRSs 2011-2013 Cycle

The amendments address the following issues: IFRS 1 (Meaning of effective IFRSs), IFRS 3 (Scope exceptions for joint ventures), IFRS 13 (Scope of paragraph 52 (portfolio exception)), and IAS 40 (Clarifying the interrelationship of IFRS 3 Business Combinations and IAS 40 Investment Property when classifying property as investment property or owner-occupied property). These amendments consist mainly of editorial changes to existing standards. The amendments are effective for annual periods beginning on or after 1 July 2014.

•	Amendments to IFRS 10 and IAS 28 (applicable for financial years starting on or after January 1, 2016)

The amendments to IFRS 10 and IAS 28 relate to situations where there is a sale or contribution of assets between an investor and its associate or joint venture. The extent to which the gain or loss of a transaction with an associate or a joint venture is recognized depends on whether the sold or contributed assets constitute a business according to IFRS 3.

•	Amendments to IAS 1 Disclosure Initiative (applicable for financial years starting on or after January 1, 2016)

On December 18, 2014, the IASB published amendments to IAS 1. The amendments relate to diverse disclosure issues and clarify that note disclosures are only required if the information is not immaterial. This also applies to cases in which the respective standard prescribes a minimum of disclosures. Furthermore, the amendments include information regarding the aggregation and disaggregation of line items within the statement of financial position and the statement of comprehensive income. In addition, the presentation of items of other comprehensive arising from equity-accounted investments is clarified. Regarding the notes, the amendments remove the prescribed structure with reference to the relevance of entity-specific information. The amendments are not expected to have a material impact on the consolidated financial statements of ZMD AG.

•	Amendment to IAS 19 Employee Benefits (applicable for financial years starting on or after July 1, 2014)

The amendments clarify that contributions from employees or third parties that are linked to service have to be attributed to the periods of service according to IAS 19.70. Furthermore, the accounting for contributions that are independent of the number of years of employee service has been simplified. This amendment will not have a material impact on the consolidated financial statements of ZMD AG.

•	Amendments to IFRS 11 Accounting for Acquisitions of Interests in Joint Operations (applicable for financial years starting on or after January 1, 2016)

The amendments will not have a material impact on the consolidated financial statements of ZMD AG.

•	Amendments to IAS 16 and IAS 38 Clarification of Acceptable Methods of Depreciation and Amortization (applicable for financial years starting on or after January 1, 2016)

On May 12, 2014, the IASB published amendments to IAS 16 and IAS 38. The amendments provide further guidance on acceptable methods of depreciation and amortization. A revenue-based depreciation method is therefore not permitted for property, plant and equipment and only in exceptional circumstances permitted for intangible assets. ZMD AG is currently evaluating the impact the amendments will have on the consolidated financial statements.

•	IFRS 15 Revenue from Contracts with Customers (applicable for financial years starting on or after January 1, 2018)

On May 28, 2014, the IASB published IFRS 15 Revenue from Contracts with Customers. The objective of the new standard for revenue recognition is to establish a single comprehensive standard. Furthermore, general principles for all industries and revenue transactions have been determined. According to IFRS 15 entities have to assess whether they recognize certain revenues over time or at a point in time as well as the actual amount using a five-step approach. The core principle of IFRS 15 is that an entity has to recognize revenue to depict the transfer of goods and services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

ZMD AG is currently evaluating the impact the standard will have on the consolidated financial statements.

•	IFRS 16 Leases (applicable for financial years starting on or after January 1, 2019)

This standard sets out the principles for the recognition, measurement, presentation and disclosure of leases. As a major change compared to IAS 17, IFRS 16 eliminates the classification of leases as either operating leases or finance leases for a lessee. Instead leases will in general be treated similarly to finance leases according to IAS 17. Lessees will recognise the right of use of an asset as lease asset (right-of-use asset) or together with property, plant and equipment, and a corresponding lease liability.

In general, the most significant effect of the first-time adoption of IFRS 16 will be an increase in lease assets and financial liabilities. ZMD AG is currently evaluating in detail the impact the standard will have on the consolidated financial statements.

•	IFRS 9 (2010) Financial Instruments (applicable for financial years starting on or after January 1, 2018)

According to IFRS 9, all financial assets that are, at present, within the scope of IAS 39 will either be measured at amortized cost or at fair value. IFRS 9 (revised) was published in October 2010, now including regulations on the classification and valuation of financial liabilities. A material amendment is the recognition of changes in the fair value of financial liabilities (classified as measured at fair value through profit or loss), due to changes in the own default risk of the company. If a company classifies a debt instrument as measured at fair value through profit or loss, the change in the fair value that arises from changes in the own default risk of the liability must be recognized in the OCI, except if the recording of changes in the own default risk of the liability in the OCI would lead to the incurrence or increase of an accounting anomaly in profit or loss. Changes in the fair value on account of changes in the own default risk may later not be reclassified to the net result for the period. At present, IAS 39 provides for a complete recognition of changes in the fair value of debt instruments measured at fair value through profit or loss within the profit or loss.

Management expects that the application of IFRS 9 for consolidated financial statements for financial years starting on or after January 1, 2018 will affect the presentation of the Group's financial assets and financial liabilities. A reliable estimation of the actual impact can, however, only be provided after having performed a detailed analysis.

In addition, further standards and interpretation as well as their amendments have been issued, but are not yet applicable. Therefore they have no relevance for ZMDI's consolidated financial statements from today's point of view. This relates to:

•	IFRS 14 - relates to first-time IFRS users, applicable for financial years starting on or after January 1, 2016

•	Amendments to IAS 16 and IAS 41, relate to agriculture companies, applicable for financial years starting on or after January 1, 2016

•	Amendments to IFRS 10, IFRS 12 and IAS 28 - relate to investment companies, applicable for financial years starting on or after January 1, 2016

3.    Revenue

Revenue classified by business lines and sales markets can be analyzed as follows:

	2014
Business lines	kEUR	%
Automotive	29,991	49,1
Sensing	30,227	49,5
Power	845	1,4
	61,063	100,0

	2014
	kEUR	%
Sales markets
Germany	20,791	34,0
Abroad	40,272	66,0
	61,063	100,0

The revenue classified by product segments can be analyzed as follows:

	2014
	kEUR	%
Exclusive products	34,013	55,7
Standard products	27,050	44,3
	61,063	100,0

4.    Changes in inventories of finished goods and work in progress

2014
kEUR
Finished goods	1,736
Work and services in progress	624
2,360

This item includes impairments for work in progress totaling kEUR 929 and impairments for finished goods totaling kEUR 778.

These impairments primarily result from reduced sales prospects of individual products and were recognized as far as the costs exceeded the net realizable value.
5.    Other own work capitalized

2014
kEUR
Capitalized development costs	2,347
Capitalized ancillary services on PP&E	14
2,361

In total, an amount of mEUR 16.0 was invested in research and development activities, thereof kEUR 2,347 complying with the capitalization criteria under IAS 38, Intangible Assets.

6.    Other operating income

The other operating income can be analyzed as follows:

2014
kEUR
Grants for research and development	823
Income from currency effects	663
Reversal of provisions	569
Income from management services	88
Income from reimbursements	252
Other	743
3,138

The Group has been awarded government grants. The grants received in 2014 were unconditional, amounted to kEUR 823 and related to research and development activities. It was included in other operating income when it became receivable.

7.    Cost of materials

The cost of materials can be analyzed as follows:

2014
kEUR
Cost of raw materials, consumables and supplies	20,002
Cost of purchased services	4,710
24,712
8.    Personnel expenses

The personnel expenses can be analyzed as follows:

2014
kEUR
Wages and salaries	23,984
Social security	3,604
27,588

The social security expenses include payments in defined contribution plans of 1,424 kEUR, which mainly relate to the German national pension scheme.
9.     Amortization and impairments of intangible assets and depreciation and impairments of property, plant and equipment

2014
kEUR
Amortization and impairments of intangible assets and depreciation and impairments of property, plant and equipment	4,261

The amount includes losses resulting from the impairment of capitalized development costs amounting to kEUR 355 which were caused by reduced sales prospects.

10.     Other operating expenses

The other operating expenses can be analyzed as follows:

2014
kEUR
Operational expenses	6,177
Administrative costs	3,492
Selling costs	3,077
Other expenses	189
12,935
The other expenses can be analyzed as follows:

2014
kEUR
Exchange losses/currency evaluation	18
Increase in allowances on receivables	102
Expenses from other periods	21
Other	48
189
11.    Profits from joint ventures

2014
kEUR
Senterra Ltd.	128*)

*)	According to Senterra’s interim financial statements as of August 31, 2014

The disclosure relates to the proportionate result of Senterra as of August 31, 2014. Based on the acquisition of the remaining 50% of the shares by ZMD Fareast, Senterra Ltd. is now a wholly-owned subsidiary of ZMD AG.
12.     Interest and similar expenses

Interest and similar expenses can be analyzed as follows:

2014
kEUR
Interest on non-current liabilities	208
Interest on current liabilities	82
Other	75
365

The net income from financial instruments, based on the valuation criteria according to IAS 39, Financial Instruments: Recognition and Measurement, can be analyzed as follows:

kEUR	Interest income	Interest expense	from other expenses/ income	from subsequent measurement			Net result 2014
				Fair Value	Currency translation	Impairment
Issued loans and receivables	445	-82	—	6	5	—	374
Liabilities accounted for at amortized cost	0	-395	—	—	—	—	-395
Total net result	445	-477	—	6	5	—	-21
thereof recognized:
– through profit or loss	445	-477	—	6	5	—	-21
– directly in equity	—	—	—	—	—	—	—
13.     Income taxes

This item of the statement of profit and loss can be analyzed as follows:

2014
kEUR
Current tax income (-) Germany	80
Current tax expense (-) abroad	-62
Deferred tax expense (-) Germany	-49
Deferred tax income (-) abroad	21
-10

The current tax income includes tax income from other periods from ZMD of kEUR 80. The tax income relates to a tax loss carry back of ZMD of 2012 to 2011 which was realized in 2014.

The deferred tax income/expense abroad results from the measurement of tax losses carried forward at ZMDA and from temporary differences at ZMD Eastern Europe.

The deferred tax expense of the reporting year is as follows:

	2014	calculated tax effect of the reporting year	Currency effects	actual tax effect of the reporting year (profit/loss)
	kEUR	kEUR	kEUR	kEUR
Deferred tax assets and/or tax liabilities from
Loss carry forwards	3,447	276	-24	252
Temporary differences
– intangible assets	764	-273	—	-273
Other	-89	-7		-7
	4,122	-4	-24	-28

The deferred tax income from the valuation of tax loss carry forwards almost fully relates to ZMD AG (kEUR 220).

The tax expense of the financial year can be reconciled to the result for the period as follows:

2014
kEUR
Earnings before taxes	(356)
Income tax rate (incl. trade tax) of ZMD AG	31.02%
Expected income tax income	(110)
Tax rate differences abroad	(78)
Effect from tax rate changes	—
Tax reductions on account of tax-free income	(44)
Tax increases on account of non-deductible expenses	79
Tax expenses and income from other periods	(80)
Change in unrecognized deferred tax assets	206
Other	37
Disclosed income tax expense	10
Effective tax burden	-3%

The tax rate used for the reconciliation above corresponds to the corporate tax rate payable by ZMD AG on taxable profits in Germany of 31.02% in accordance with the tax rate of this jurisdiction.

The total amount of loss carry forwards of ZMD AG amounts to kEUR 81,254 for corporate income tax and kEUR 19,730 for trade tax. The realization of the corporate income and trade tax loss carry forwards is delayed due to the minimum taxation applicable as from 2004. Under the minimum taxation rules, current year profits of up to kEUR 1,000 can be offset with net operating losses carried forward from previous years without limitation. Only 60% of current year profits in excess of the kEUR 1,000 ceiling can be offset with any remaining net operating losses carried forward. Any amount not so offset is then subject to corporate income tax and trade tax at the normal rates. Unutilized net operating losses carried forward then are available for set off in the following year (again subject to the minimum taxation rules).

Because of the volatile and competitive nature in the semiconductor industry, ZMDI believes that it can reliably project its future taxable income for a period of up to four years. Based upon this projection period, it is probable that German corporate income tax loss carry forwards of kEUR 10,051 as well as German trade tax loss carry forwards of kEUR 10,862 will be able to be used through future taxable income. The use of the remaining loss carry forwards of kEUR 71,203 for corporate income tax and kEUR 8,868 for trade tax are not considered probable of realization.

In addition, deferred tax assets for ZMDA are also evaluated over a four year projection period. It is considered probable that federal income tax loss carryforwards of kEUR 629 and state income tax loss carryforwards of kEUR 109 will be realized through future taxable income. The use of the remaining loss carry forwards of kEUR 3,673 for federal income tax and of kEUR 12 for state income tax (the total tax loss carry forwards amount to kEUR 4,302 for federal income tax and kEUR 121 for state income tax) are not considered probable of realization.

The sum of the temporary differences associated with investments in subsidiaries and interests in joint ventures that is not reversible in the foreseeable future and has therefore not been recognized amounts to kEUR 799. Outside bases differences have not been recognized in the current period.

Deferred taxes were measured at the expected combined income tax rate of the respective company. The deferred taxes on the level of ZMD AG were based on the definitive taxation with the uniform corporate income tax rate of 15 % plus solidarity surcharge (5.5 % of corporate income tax) and a trade tax rate of 15.19%.
14.    Concessions, industrial and similar rights and licences

	Historical cost	Amortization
	kEUR	kEUR
Balance at Jan. 1, 2014	3,081	2,175
Effect of foreign currency exchange differences	2	—
Additions	180	325
Balance at Dec. 31, 2014	3,263	2,500

The concessions, industrial and similar rights and licenses have a carrying amount of kEUR 763 and are amortized on a straight-line basis over the economic useful life of three to ten years.
15.    Goodwill

	Historical cost	Impairment
	kEUR	kEUR
Jan. 1, 2014	1,409	1,409
Acquisitions through business combinations	168	—
Dec. 31, 2014	1,577	1,409

Goodwill of kEUR 168 resulted from the acquisition of the remaining 50 % share of Senterra Ltd.

The calculated value in use (present value of future cash flows) of the cash-generating unit Senterra Ltd. as of December 31, 2014 amounts to kEUR 382. The calculation is based on a four-year business plan, whereby 2015 is based on a detailed planning of the management, based on the expected performance of the cash-generating unit and expectations of the market development. Subsequent periods are considered assuming a growth rate of 2%. The discount rate used to discount future cash flows amounts to 12.5%.

The management believes that any reasonably possible change in the key assumptions on which the calculation of the recoverable amount is based would not lead to an impairment of the goodwill.
16.    Development assets

	Historical cost	Amortization
	kEUR	kEUR
Jan. 1, 2014	28,958	22,766
Additions	2,347	2,420
Dec. 31, 2014	31,305	25,186

The carrying amount of capitalized development assets amounts to kEUR 6,119 (completed: kEUR 2,455, uncompleted: kEUR 3,664). The completed projects are subject to systematic amortization. The amortization for these projects accumulated to kEUR 2,066 in 2014, thereof no impairment losses. Amortizations and impairment losses are disclosed in the statement of profit and loss under the item "Amortization and impairments of intangible assets and depreciation and impairments of property, plant and equipment".

The residual projects of kEUR 3,664 are still in the stage of development. Impairment losses amounting to kEUR 355 have been recognized for uncompleted development activities due to changed sales prospects.

Together with the development work, borrowing costs of kEUR 60 were capitalized in accordance with IAS 23, Borrowing Costs. The financing cost rate corresponds to the interest rates of the underlying financial instruments of 2.5% and 2.6%.
17.    Property, plant and equipment

Dec. 31, 2014
Carrying amount	kEUR
Technical equipment and machinery	56
Other equipment, operating and office equipment	6,868
Prepayments and assets under construction	307
7,231

The net carrying amount of the assets financed by leases amounts to kEUR 3,388 as of December 31, 2014. These assets include test equipment of kEUR 3,023, IT equipment of kEUR 220, and laboratory equipment of kEUR 145, all of which are disclosed under the ‘Other equipment, operating and office equipment’.

	Technical Equipment and Machinery	Other equipment, operating and office equipment	Prepayments and assets under construction	Total
Historical cost	kEUR	kEUR	kEUR	kEUR
Jan. 1, 2014	3,123	25,077	88	28,288
Acquisitions through business combinations	—	10	—	10
Effect of foreign currency exchange differences	—	23	—	23
Additions	—	1,868	307	2,175
Reclassifications	—	88	(88)	—
Disposals	261	168	—	429
Dec. 31, 2014	2,862	26,898	307	30,067

Accumulated depreciation and impairment	Technical Equipment and Machinery	Other equipment, operating and office equipment	Prepayments and assets under construction	Total
	kEUR	kEUR	kEUR	kEUR
Jan. 1, 2014	2,999	18,709	—	21,708
Effect of foreign currency exchange differences	—	14	—	14
Additions	68	1,477	—	1,515
Reclassifications	—	—	—	—
Disposals	261	140	—	401
Dec. 31, 2014	2,806	20,030	—	22,836

The disposal of certain items of property, plant and equipment is restricted due to being pledged as securities for lease contracts and financial liabilities. The liabilities covered by the securities total kEUR 4,543.

18.    Investments and Loans

a.	Loans to shareholder

Dec. 31, 2014
kEUR
Loans including interest	11,498

The loans were granted to the major shareholder Global ASIC GmbH. The effective interest rate of these loans ranges between 3.85% and 4.29%.

b.	Investments accounted for using the equity method

Based on the acquisition of the remaining 50% of the shares of Senterra Ltd. in the fiscal year 2014, the company is now a wholly-owned subsidiary of ZMD AG.

At the previous balance sheet date, the investment in Senterra Ltd. was measured under the equity method and had a value of kEUR 221. En course of the acquisition of Senterra Ltd. no gain or loss was recorded.
19.    Inventories

The items can be analyzed as follows:

Dec. 31, 2014
kEUR
Raw materials, consumables and supplies	782
Work and services in progress	12,375
Finished goods and merchandise	5,046
18,203

Due to credit lines established in 2013 and 2014, all inventories - except for work in progress totaling kEUR 8,454 - were pledged as a credit guarantee at the balance sheet date.

The carrying amount of the inventories, recognized below cost at fair value less costs of disposal (net realizable value), amounts to kEUR 1,110.

20.    Receivables and other assets

The receivables and other assets can be analyzed as follows:

Dec. 31, 2014
kEUR
Trade receivables	3,741
Other assets	1,662
Tax receivables	368
5,771

With effect from October 1, 2013, ZMD AG signed a factoring contract with Commerzfactoring GmbH regarding domestic and foreign receivables with a maximum commitment of kEUR 8,000. ZMD AG transfers the significant risks and rewards relating to the trade receivables upon the sale of the receivables to Commerzfactoring GmbH. ZMD AG receive 90% of the carrying amount of the receivables initially and remaining 10% is received upon customer settlement or 120 days whichever occurs first. The 10% balance due from Commerzfactoring GmbH is disclosed in other assets within receivables and other assets.

The average utilization in 2014 amounted to kEUR 4,485. On December 31, 2014, ZMD AG has sold receivables to amounting to Commerzfactoring GmbH amounting to kEUR 4,722. Furthermore, selected receivables of kEUR 210 which are not subject of the factoring agreement were pledged as security for the credit lines.

Identifiable risks were taken into account by making specific allowances. Certain receivables were fully written down. The allowances amounted to kEUR 102. No allowances were made on trade receivables of kEUR 615 which were overdue as of reporting date, since no material changes were observed in the creditworthiness of the debtors and since a repayment of the outstanding amounts is expected.
Age structure of the receivables overdue but not impaired:

Dec. 31, 2014
kEUR
up to 30 days	441
30 to 60 days	27
60 to 90 days	13
more than 90 days	134
615

Changes in allowances

2014
kEUR
Balance at the beginning of the year	144
Amounts received in course of the financial year from impaired receivables	—
Receivables derecognized due to final default	-144
New allowances	102
Balance at the end of the year	102

All impaired receivables of kEUR 102 were due within more than 90 days.
21.    Cash and cash equivalents

Cash and Cash equivalents solely include cash held in banks. The balances can be analyzed as follows:

Dec. 31, 2014
kEUR
Current EUR accounts	1,943
Current USD accounts	1,891
Current HKD accounts	74
Overnight money and fixed-term deposits	—
Liquid funds	3,908
Restricted cash	291
4,199

The default risk for liquid funds is assessed as minimal.

Cash and cash equivalents are partially restricted for two purposes. First, rent deposits are pledged to landlords, based on rent contracts for premises. Secondly, restricted cash is held within a secure account to be used for the employees’ early-retirement benefit claims.
22.    Equity

With regard to the changes in equity, we also refer to the statement of changes in equity.

The Group’s finance management aims for a sustainable increase in the Group’s value, assurance of liquidity, as well as maintaining the Group’s creditworthiness. Finance management achieves these goals by reducing capital costs, improving the cash flow from financing activities, optimizing the capital structure, and effectively implementing risk management.

Creditworthiness is a key component of the Group’s financial strategy. By aiming for maintaining a good credit rating, the Group is able to gain access to broad sources of financing.

a.	Capital stock

The capital stock totaling kEUR 15,750 comprises 15,750,000 fully-paid no-par value registered shares and has not changed during the year.

The general shareholders’ meeting of ZMD AG approved the creation of additional authorize new no-par value registered shares for which their issuance would be subject to the exercise of options under ZDMI stock option plans. As a result, ZMD AG is now authorized to issue up to 449,750 new no-par value registered shares within the “Authorized Capital I”. Authorized Capital I was created in [2007] as a result of the grant of ZMDI stock option plan 2001-2016.

Furthermore, ZMD AG is authorized to issue up to 730,250 new no-par value registered shares within the “Authorized Capital II” for which their issuance would be subject to the exercise of options under ZDMI stock option plans. Authorized Capital II was created in 2007 as a result of the grant of option rights to executives and employees within the ZMD AG stock option plan 2007-2016.

Further information on the stock options is explained under note 37 - Employee participation - stock option program.

b.	Capital reserves

The capital reserves developed as follows in the past financial year:

kEUR
Dec. 31, 2013	28,480
Purchase and redemption of own shares	-2,027
Withdrawal from capital reserves
Dividends for 2013	-2,000
Capital dividend reserve for 2014	-1,300
Reclassification to retained earnings	-2,573
Dec. 31, 2014	20,580

On June 18, 2014 the Executive Management Board was authorized to purchase ZMD AG shares for the purpose of redemption without capital reduction. With purchase agreement dated June 18, 2014, ZMD AG purchased 266,000 shares from Global ASIC GmbH which were thus completely redeemed without capital reduction. The purchase price amounted to kEUR 2,027.

Based on a decision of the general shareholders' meeting at June 18, 2014, additional kEUR 2,000 were distributed from the capital reserve for 2013. For 2014, the Executive Management Board proposed a distribution of kEUR 1,300 and a reclassification of kEUR 2,573 to retained earnings.
23.    Provisions

	Dec. 31, 2014
	Current	Non-current	Total
Provisions for partial retirement	152	126	278
Taxes	132	—	132
Staff	2,541	—	2,541
Warranty	110	—	110
Other	1,585	177	1,762
Total	4,580	303	4,883
Provisions for partial retirements

Based on an agreement made in 2004 between the workers’ council and company management, employees who meet certain legal requirements are eligible for an early-retirement plan with part-time work classified as other long-term employee benefit. The extent to which employees will exercise their claim for the early-retirement part-time work is principally uncertain as of the balance sheet date. A provision of kEUR 278 in total was set up for the future financial expenditures expected from the top-up amounts for the employees. The provision estimates the amount for which an exercise of the early-retirement part-time work rule is highly probable on the balance sheet date as well as the outstanding wage and salary payments for these employees.
Taxes

The tax provisions refer mainly to expected payments regarding tax audit of ZMD AG covering years 2009-2011.
Other staff-related provisions

The staff provisions include provisions set up for vacation claims, the workers' compensation board, the levy to be paid for the non-employment of disabled people, bonuses, and other non-recurring payments.
Warranty

The provisions for warranties consider possible warranty claims of customers within the normal scope of trading conditions.

Other

This item notably includes provisions for outstanding invoices, archiving and costs of preparation of financial statements as well as for property tax.

The non-current provisions changed as follows:

	Jan. 1, 2014	Translation differences	Use	Release	Addition	Reclassifi-cations	Dec. 31, 2014
	kEUR	kEUR	kEUR	kEUR	kEUR	kEUR	kEUR
Early-retirement obligations	73	—	—	—	85	-32	126
Other	177	—	—	—	42	-42	177
Total	250	—	—	—	127	-74	303

The current provisions changed as follows:

	Jan. 1, 2014	Translation differences	Use	Release	Addition	Reclassifi-cations	Dec. 31, 2014
	kEUR	kEUR	kEUR	kEUR	kEUR	kEUR	kEUR
Tax	165	—	37	1	5	—	132
Staff	1,260	36	691	308	2,424	32	2,753
Warranty	80	—	—	—	30	—	110
Other	1,860	41	1,201	260	1,103	42	1,585
Total	3,365	77	1,929	569	3,562	74	4,580
24.    Liabilities from finance leases

Dec. 31, 2014
Current	Non-current	Total
1,061	1,549	2,610

Liabilities from finance leases are mainly composed of liabilities from leased equipment. The agreements have a lease term between 36 and 60 months based on fixed repayment schedules and generally include a transfer of ownership after expiration of the contract term.

The following table includes a reconciliation of the total of future minimum lease payments on balance sheet date to their present values.
Future minimum lease payments

Dec. 31, 2014
kEUR
Due within one year	1,132
Due between one and five years	1,618
2,750
Future interest component of finance leases	140
Present value from finance lease	2,610
Thereof due within one year	1,061
Thereof due between one and five years	1,549

25.    Other current liabilities

Dec. 31, 2014
kEUR
Social security contributions	34
Liabilities to employees	32
Other	346
Liabilities from payroll and church taxes	366
Total	778

26.    Liabilities to banks

Counterparty	Repayment Date	Interest rate (% p.a.)	Liability as of Dec. 31, 2014(kEUR)
Deutsche Bank AG	December 31 2018	2.5% - 2.6%	7,500
HSH Nordbank AG	April 9 2016	3.0% + Euribor	2,345
Ostsächische Sparkasse	December 30 2017	3.09%	323
			10,168

All bank loans are repayable based upon quarterly instalments including principal and interest expense.

The liabilities to banks are collateralized through transfers by way of security of inventories and selected trade receivables apart from the factoring agreement (kEUR 2,345), by a guarantee of the European Investment Fund (kEUR 7,500) and through transfer by way of security of IT and test equipment (kEUR 323).
27.    Trade payables

The trade payables represent liabilities outstanding for goods and services delivered. The average payment term of these payables is 44 days.

Dec. 31, 2014
kEUR
3,747

The trade payables include overdue liabilities of kEUR 912.

28.    Other financial commitments

On balance sheet date, the Group discloses other financial commitments of kEUR 12,389. In detail, these relate to commitments from rental agreements, non-cancellable leases and service agreements as well as license fees. Those commitments have the following residual terms:

	Residual terms
	Up to one year	Between one and five years	More than five years
	kEUR	kEUR	kEUR
Maintenance agreements/licenses	1,541	1,003	—
Rental agreements for business premises	1,403	5,836	1,592
Other operating lease arrangements	396	618	—
	3,340	7,457	1,592
Maintenance agreements/licenses

The maintenance and license fees primarily relate to license and maintenance contracts with Synopsys International Ltd., Advantest Europe GmbH and Cadence Design Systems GmbH.

Rental agreements for business premises

In 2007, a real estate contract was closed with X-FAB Dresden GmbH & Co. KG for the “Campus” and the business unit “Testhouse”. The contract for the “Campus” runs until 2019. The contract for the “Testhouse” has been renewed in 2014 and is fixed for 10 years till December 31, 2024. It is prolonged by two years if none of the parties cancel the agreement in written form within 24 months’ notice before contract expiration.

The premises rented by NanoelektronikZentrumDresden GmbH were also renewed with a term of 10 years till December 31, 2024. This contract is prolonged by two years if none of the parties cancel the agreement in written form within 24 months’ notice before contract expiration, too.

Payments of kEUR 1,640 were recognized as an expense for rental agreements for business premises in 2014.
Other operating lease arrangements

Other operating leases relate to leases of IT equipment and company cars. They usually have terms between one and four years. The contracts do not contain options to purchase the lease assets at the end of the lease term.

Payments of kEUR 225 were recognized as an expense for other operating leases in 2014.
29.    Financial market risks

As a globally operating company, the Group is exposed to financial market risks that may result from changing interest rates, foreign exchange rates and changes in the banking landscape. These risks are managed within our usual business and financial activities.

In order to present the market risks, sensitivity analyses within the meaning of IFRS 7, Financial Instruments: Disclosures, are conducted. The sensitivity analysis is a very commonly used instrument for monitoring financial market risks and allows the assessment of such risk positions.

The sensitivity analysis is approximatively quantifying the risk that may arise within the scope of taken assumptions if certain parameters change within a defined range. The risk assessment is based on the following assumptions:

•	the revaluation and devaluation of the EUR towards the USD by 5%

•	a parallel shift of the interest yields of all currencies by 50 basis points (0.50%-points)

The potential economic impacts determined in the sensitivity analysis are based on the occurrence of the assumed unfavorable market changes. The actual impacts on the statement of profit and loss may deviate substantially from these assumptions due to the actually incurred market developments.

a)	Currency risks
The international business profile of the Group also means the operating business as well as the financial result and cash flows are exposed to currency risks. This in particular applies for the USD-EUR exchange rate.

The currency risks result from operative activities, capital investments and financing measures. On the one hand, parts of the sales are invoiced in USD. On the other hand, the Group purchases for example assembly and test services from South-East-Asia in USD or investment goods normally offered in USD on the worldwide semiconductor market. Furthermore, intragroup financings are partly denominated in foreign currencies.

The analysis performed within the scope of the budget preparation for the financial year 2015 showed that most of the incoming payments in USD are promptly matched by respective payments in USD. On account of this so-called natural hedging, income and expenses denominated in foreign currencies are mostly balanced in the planning year 2015 and thus are not hedged. Additionally, the USD cash flows are monitored so that hedging transactions can be entered into if changes are foreseeable.

The impacts of changing foreign exchange rates on the loans granted to ZMDA in foreign currency and other receivables and liabilities denominated in USD were analyzed within the scope of a sensitivity analysis showing the following outcome: A revaluation of 5 % of the EUR would negatively affect ZMDI due to the reduction of the receivables and increase of liabilities of kEUR 257. A revaluation of 5%-points of the USD would lead to a positive effect of kEUR 284.

The described impacts would change the net result of the period. Impacts on equity will only arise in the amount of the net result of the period.

b)	Risk of changing interest rates

The present non-current financial assets of the Group principally bear a fixed interest rate. The interest rate is based on the market interest level.

For current financial assets, risks of changing interest rates arise with regard to factoring. If the interest level changes by 50 basis points it would lead to an effect from an increased or reduced interest expense of kEUR 22 for the Group.

On balance sheet date, the liabilities include a bank loan with variable interest entered into last year. If the interest level changes by 50 basis points it would lead to an effect from increased or reduced interest expense of kEUR 12.
30.    Liquidity and credit risks

On balance sheet date, ZMDI did not identify any material default risk concentrations for loans and receivables. The maximum default risk for all financial assets is the carrying amount of the asset.

ZMDI's liquidity is monitored at any time by a liquidity forecast based on a rolling planning horizon and by sufficient liquidity reserves. Furthermore, unused credit lines of mEUR 7,0 as at balance sheet date are available for short-term financing purposes.

A commercial credit insurance covers 63 % of the receivables of the ZMDI-Group. Thus, possible losses from bad debts are minimized.
The following table shows the contractually agreed (not discounted) interest payments and repayments of the non-derivative financial liabilities of ZMD AG:

	Carrying amount Dec. 31, 2014	Cash flow up to one year	Cash flow between one and five years	Cash flow more than five years
	kEUR	kEUR	kEUR	kEUR
Non-derivative financial liabilities
Liabilities to banks	10,168	2,846	7,828	—
Liabilities from finance leases	2,610	1,132	1,618	—
Other non-interest-bearing liabilities	787	787	—	—

The overview above includes financial liabilities based on variable interest rates. Thus, the actual cash flows can differ from the amounts above if the actual and estimated interest rates differ.
31.    Capital management

The primary aim of ZMDI-Group is to ensure financial flexibility based on a solid capital structure with a focus on sufficient liquidity. To achieve this, the capital structure of the group is reviewed continuously. The group’s overall strategy remains unchanged in 2014.

The capital structure of the Group consists of net debt (bank loans and lease purchase liabilities less liquid assets) and equity. At December 31, 2014 the ratio of borrowing capital to equity (debt ratio) is 59.2%. The Group is not subject to any legal capital requirements.
32.    Consolidated cash flow statement

The cash flow statement shows how the cash of the Group changed in the course of the year due to cash inflows and cash outflows. This cash flow statement classifies the cash flows by operating, investing, and financing activities. The cash and cash equivalents amount to kEUR 4,199 less liquid funds limited available cash of kEUR 291.

The interest received within the cash flows arising from investment activities solely relate to interest from cash in bank.

The interest paid within the cash flows arising from financing activities mainly result from bank loans, lease purchase contracts and factoring.
33.    Subsequent events

Based upon resolution of shareholders meeting on June 29, 2015, the pay out of accumulated profits amounting to kEUR 1,300 to ZMDI shareholders had been declared.

On June 19, 2015 and closing date July 22, 2015, a license, manufacturing rights and technology transfer agreement was entered into with Altera Corporation, San Jose/USA. Under this agreement ZMDI granted patent license, product license and software license with respect to digital power management to Altera. In consideration Altera agreed to pay a license fee of mUSD 10 (kEUR 9,209) to ZMDI which are broken down into three installments spread over 2015 to 2017. First installment of mUSD 4 (kEUR 3,684) was paid in August 2015. In connection with this agreement former ZMDI employees of the Irish branch in Limerick were transferred to Altera.

On July 7, 2015, a credit agreement was entered into with UniCredit Bank AG. The line of credit amounts to mEUR 5 and is granted for a three years term. In connection with this credit agreement UniCredit Bank AG joined the existing security pool agreement with Deutsche Bank AG and HSH Nordbank AG. Under this security pool agreement ZMDI pledged inventories as well as certain accounts receivables not covered by the existing factoring agreement.

In addition ZMDI changed the factoring company from Commerzfactoring GmbH to Factor Bank AG, a subsidiary of Unicredit Bank Group. The factoring agreement was signed under September 28, 2015, and has a ceiling amount of kEUR 8,000.

Integrated Device Technology, Inc. – a semiconductor company headquartered in San Jose/USA –  announced on October 26, 2015, an agreement to acquire ZMDI for a total consideration of mUSD 307 equivalent to mEUR 282 in cash. The acquisition was closed on December 7, 2015.
34.    Employees

The average number of employees developed as follows:

2014
Blue-collar workers	33
White-collar workers	340
373
Apprentices	1
374
35.    Related parties

a)	Related companies

Balances and transactions between ZMD AG and its subsidiaries, which all represent related parties, have been eliminated by consolidation. Thus, they are not part of the notes.

The details of transactions with other related parties are presented below:
Global ASIC GmbH:

The largest shareholder at the end of the 2014 financial year was Global ASIC GmbH, Dresden/Germany, with a share of 63.0%. The ultimate parent in 2014 was Global ASIC GmbH, with a share of 63.0%.

Dec. 31, 2014
kEUR
Loans including interest	11,498

The loans made to Global ASIC GmbH bear fixed interest rates. The interest payments for all loans granted are deferred until final maturity. The interest income of kEUR 452 is disclosed within the item "Income from long-term loans and securities ".

On June 18, 2014 the Executive Management Board was authorized to purchase own shares without change of the existing share-ownership ratio. With purchase agreement dated June 18, 2014, ZMD AG purchased 266,000 shares from Global ASIC GmbH without capital reduction.

b)	Related persons

The total remuneration for members of key management personnel and of the Supervisory Board developed as follows:

2014
kEUR
Remuneration of management members in key positions - Salary kEUR 1,235 - Variable/bonus payments kEUR 646 - Insurance kEUR 33	1,914
Remuneration of Supervisory Board	67
1,981

The total remuneration of management members in key positions also includes benefits in kind, notably in form of company car use. The remuneration is disclosed independently of the payment dates in the amount of the recorded expense.

A claim was filed at ZMD America by a former managing director objecting an unlawful cancelation of the employment contract. Therefore, ZMDI has recognised provisions of kEUR 879. Subsequent of December 31, 2014, the filed claim could be closed by an out of court settlement.

36.    Information on audit fees

2014
kEUR
Annual audit fees	89
Other assurance services	75
Tax compliance services	109
Total auditor fee	273
37.    Employee participation - stock option program

To support independent, entrepreneurial acting and simultaneously let our employees participate in the added value of ZMDI, we created and implemented stock option programs for members of the Executive Management Board and employees of ZMD AG, members of the management and employees of current and future affiliated companies according to Sec. 15 et seq. AktG (German Stock Corporation Act).

The terms of the stock option programs were last changed with resolution of the general shareholders' meeting held on June 28, 2012. The term of both stock option programs was then extended and runs now until 2016. Based on this, 449,750 authorized but not issued no-par value registered shares are available within the authorized capital for the stock option program 2001-2016 and up to 730,250 authorized but not issued no-par value registered shares within the authorized capital for the stock option program 2007-2016.

Each single option right entitles the beneficiary against payment of the strike price based on the option conditions to purchase a registered share with restricted transferability of ZMD AG or to receive cash compensation.

The stock option programs can be analyzed as follows:

Stock option program 2001–2016:

	Germany/U.S.	California
Resolution of the general shareholders meeting

July 9, 2001
September 4, 2002
(amendment resolution)
January 20, 2003
(amendment resolution)
March 29, 2004
(amendment resolution)
December 5, 2007
(amendment resolution)
December 1, 2010
(amendment resolution)
June 28, 2012
(amendment resolution)
January 20, 2003 (amendment resolution) March 29, 2004 (amendment resolution)
Authorized capital	indefinite authorized capital EUR 449,750
Max. numbers of options	449,750
Strike price	EUR 10.85 (July 9, 2001)
	EUR 5.00 (Change of strike price as of September 4, 2002)	EUR 5.50
Waiting period
48 % of the granted option rights at earliest two years after their issue (basic holding period)
further 6% of the respectively granted option rights after expiration of three months after end of the basic holding period, the last 4% thus after expiration of two years and three months after expiration of the basic holding period.

50 % of the granted option rights at the soonest two years after their issue (basic holding period)
further 2 % of the respectively granted option rights after expiration of one month after end of the basic holding period, the last 2 % thus after expiration of two years and one month after expiration of the basic holding period

Assignment of options
– Executive Management Board	up to 33.9%
– Management	up to 33.9%
– Employees	up to 32.2%

The exercise of the options is tied to the following performance targets:

(a)	Initial public offer of ZMD AG's shares at a German stock exchange ("IPO")

(b)	Sale of the ZMD AG (more than 75 % of the company's shares) to a third party ("Trade Sale") or

(c)
Merger of the ZMD AG as transferring entity with another company that is not an affiliated company within the meaning of Sec.15 et seq. AktG and in accordance with the provisions of the German Law Regulating Transformation of Companies ("Merger").

–	if reaching the performance target "IPO", ZMD AG has the right to grant a cash compensation to the option owner rather than no-par value shares.

–
if reaching the performance targets "Merger" or "Trade Sale", ZMD AG has the obligation to grant a cash compensation to the option owner rather than no-par value shares The cash compensation is computed as the difference between the strike price and the average XETRA closing rate for one share of ZMD AG on the 20 trading days before exercise of the option right, if the strike price is lower than the relevant average closing rate. If the strike price is higher, no cash compensation must be paid. If during the exercise period no shares of ZMD AG were traded on a German stock market, the cash compensation for each exercised option right corresponds to the difference between the strike price and the value of the share, which is then computed based on the following rules:

–	In case the performance target "Trade Sale" is realized, the value of a share of the company is the purchase price paid for a share of the company within the scope of the trade sale.

–
In case the performance target "Merger" is realized, the value of a share of the company is the value of a share of the company taken as basis for the measurement of the exchange ratio within the merger agreement.

Status of the share option rights of the stock option program 2001-2016 as at December 31, 2014:

Number of options
Outstanding options on January 1	233,000
Vested options on January 1	—
Additions	—
Granted options	—
Exercised options	—
Forfeited options	-2,000
Exercisable options	—
Outstanding options on December 31	231,000
Total volume of the stock option program	449,750
Stock option-program 2007–2016

Germany/U.S.
Resolution of the general shareholders' meeting	December 5, 2007 (amendment resolution) May 20, 2010 (amendment resolution) December 1, 2010 (amendment resolution) June 28, 2012 (amendment resolution)
Authorized capital	indefinite authorized capital EUR 730,250
Max. numbers of options	730,250
Strike price	EUR 5.00

Waiting period
48 % of the granted option rights at earliest two years after their issue (basic holding period)
further 6 % of the respectively granted option rights after expiration of three months after end of the basic holding period, the last 4 % thus after expiration of two years and three months after expiration of the basic holding period.

Assignment of options
– Executive Management Board	up to 40.0%
– Management	up to 5.0%
– Employees	up to 55.0%

For the option program, the same targets apply like for the option program 2001-2016.

Status of the stock option rights of the stock option program 2007-2016 as at December 31, 2014:

Numbers of options
Outstanding options on January 1	631,818
Vested options on January 1	—
Additions	—
Granted options	—
Exercised options	—
Forfeited options	-48,300
Exercisable options	—
Outstanding options on December 31	583,518
Total volume of the option program	730,250

Exit-Participation-Program

Besides the described stock option programs, in 2014 ZMD AG also implemented a so-called Exit-Participation-Program. The Exit-Participation-Program entitles the option holders to a cash payment.

The program expires at the end of a five year period and is determined on the following performance targets:

•	Sale of ZMD AG (share deal)

•	Sale of at least 40 % of the assets held by ZMD AG (asset deal)

•	Initial public offer of ZMD AG (IPO)

Upon the occurrence of one of the performance targets, the option owners will receive a cash compensation that is determined based on the sales proceeds. As noted in the subsequent events footnote, ZMDI was acquired by IDT on December 7, 2015. As part of the acquisition closing terms, the former shareholders of ZMDI assumed the liabilities related to change of control payments

Status of the share options of the Exit-Participation-Program as at December 31, 2014:

Number of options
Outstanding options on January 1	—
Granted options	740,000
Exercised options	—
Forfeited options	—
Exercisable options	—
Outstanding options on December 31	740,000
Total volume of the option program	760,482

In 2014, the Group has not recognized any personnel expenses from the stock options of the option programs 2001-2016 as well as 2007-2016 and the Exit-Participation-Program, due to the fact that, on account of the current economic situation, the probability of realization of one of the required targets is considered to be unlikely.

As noted in the subsequent events footnote, ZMDI was acquired by IDT on December 7, 2015. As part of the acquisition closing terms, the former shareholders of ZMDI assumed the liabilities related to change of control payments.

Dresden/Germany, January 22, 2016

/s/ Franck Schulze
Frank Schulze

INDEPENDENT AUDITORS' REPORT

To the shareholders of Zentrum Mikroelektronik Dresden AG, Dresden

We have audited the accompanying consolidated financial statements of Zentrum Mikroelektronik Dresden AG, Dresden Germany and its subsidiaries (the "Company"), which comprise the consolidated statement of financial position as of December 31, 2014, and the consolidated statement of profit or loss, the consolidated statement of comprehensive income, the consolidated statement of changes in equity and the statement of consolidated cash flows, for the year then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis for Qualified Opinion

As discussed in Note 2, the accompanying consolidated financial statements do not include comparative figures for the prior year. International Accounting Standard 1, Presentation of Financial Statements, requires that financial statements be presented with relevant comparative financial information. These consolidated financial statements have been prepared solely for the purpose of meeting the requirements of Rule 3-05 of Regulation S-X of the United States Securities and Exchange Commission. Accordingly, no comparative information is presented. In our opinion, inclusion of comparative figures is necessary to obtain a proper understanding of the current period’s consolidated financial statements.

Qualified Opinion

In our opinion, except for the omission of comparative financial information as described in the Basis for Qualified Opinion paragraph, such consolidated financial statements present fairly, in all material respects, the financial position of Zentrum Mikroelektronik Dresden AG, Dresden and its subsidiaries as of December 31, 2014, and the results of their operations and their cash flows for the year then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

/s/ Deloitte & Touche GmbH
Wirtschaftsprüfungsgesellschaft
Berlin, Germany

February 9, 2016